Exhibit 32.1

STATEMENT

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, the undersigned officer of Mercury Air Group, Inc. (the “Company”) hereby certifies that to the knowledge of the undersigned:

          (1) The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 fully complies with the requirements of sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

          (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph Czyzyk

Joseph Czyzyk
Chief Executive Officer and Director

September 28, 2004